UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 8, 2009

Old National Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-15817	35-1539838
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Main Street, Evansville, Indiana		47708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 464-1294

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 8, 2009, Old National Bancorp (the "Company") entered into a Warrant Repurchase Agreement (the "Repurchase Agreement") with the United States Department of the Treasury ("Treasury") to repurchase the warrant to purchase 813,008 shares of Company common stock that the Company issued to Treasury on December 12, 2008 (the "Warrant") in connection with the Company’s sale to Treasury of $100 million aggregate liquidation preference of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the "Series A Preferred Stock") under Treasury’s Capital Purchase Program. The Company repurchased the Warrant for $1,200,000. The Company previously repurchased the Series A Preferred Stock on March 31, 2009 for $100 million plus accrued and unpaid interest. As a result of the Warrant repurchase, Treasury does not own any more securities of the Company issued under the Capital Purchase Program. A copy of the Warrant Repurchase Agreement is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Item 8.01 Other Events.

On May 11, 2009, the Company issued a press release announcing the transaction described above under "Item 1.01 Entry into a Material Definitive Agreement." A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description of Exhibit

Exhibit 10.1 Warrant Repurchase Agreement dated May 8, 2009, between Old National Bancorp and the United States Department of the Treasury.

Exhibit 99.1 Press Release dated May 11, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp

May 11, 2009	By:	Jeffrey L. Knight

Name: Jeffrey L. Knight
Title: Executive Vice President, Chief Legal Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Warrant Repurchase Agreement dated May 8, 2009, between Old National Bancorp and the United States Department of the Treasury.
99.1	Press Release dated May 11, 2009.